SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PETCO ANIMAL SUPPLIES, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PETCO ANIMAL SUPPLIES, INC.

9125 REHCO ROAD

SAN DIEGO, CALIFORNIA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2006

To the Stockholders of PETCO Animal Supplies, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of PETCO Animal Supplies, Inc., a Delaware corporation (the “Company”). The meeting will be held at the Marriott San Diego Del Mar, 11966 El Camino Real, San Diego, California 92130, on Thursday, June 8, 2006, at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors to hold office until the 2009 Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending February 3, 2007; and

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 27, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Darragh J. Davis

Corporate Secretary

San Diego, California

May 11, 2006

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

THANK YOU FOR ACTING PROMPTLY

PETCO ANIMAL SUPPLIES, INC.

9125 REHCO ROAD

SAN DIEGO, CALIFORNIA 92121

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

JUNE 8, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

This Proxy Statement and the enclosed proxy card was sent to you because the Board of Directors of PETCO Animal Supplies, Inc. is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders of PETCO to be held at the Marriott San Diego Del Mar, 11966 El Camino Real, San Diego, California 92130, on Thursday, June 8, 2006, at 10:00 a.m., local time. You are invited to attend the annual meeting, and PETCO requests that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

PETCO intends to mail this Proxy Statement and accompanying proxy card on or about May 11, 2006, to all stockholders of record entitled to vote at the annual meeting.

In this Proxy Statement, “PETCO” and the “Company” refer to PETCO Animal Supplies, Inc. and its subsidiaries, unless the context requires otherwise.

What am I voting on?

There are two matters scheduled for a vote:

•	the election of two directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

•	the ratification of KPMG LLP as the Company’s independent auditors for fiscal 2006.

PETCO’s Board of Directors is not aware of any other business that will be presented for consideration at the annual meeting.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on April 27, 2006 will be entitled to vote at the annual meeting. On this record date, there were 57,989,503 shares of common stock outstanding and entitled to vote at the annual meeting.

Am I a stockholder of record?

If on April 27, 2006 your shares were registered directly in your name with PETCO’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, PETCO urges you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

What if my PETCO shares are not registered directly in my name but are held in “street name”?

If on April 27, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

If I am a stockholder of record of PETCO shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy using the enclosed proxy card, over the telephone or on the Internet, as follows:

•	To vote in person, come to the annual meeting and PETCO will give you a ballot when you arrive.

•	To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to PETCO before the annual meeting, the proxy holders will vote your shares as you direct.

•	To vote over the telephone, dial the toll-free phone number on your proxy card next to the heading “TELEPHONE” using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number, account number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 7, 2006 to be counted.

•	To vote on the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number, account number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 7, 2006 to be counted.

You may either vote “FOR” all the nominees to the Board of Directors, withhold authority to vote for all the nominees or withhold authority to vote for any nominee you specify. With respect to the ratification of auditors, you may vote “FOR” or “AGAINST” or abstain from voting.

Whether or not you plan to attend the meeting, PETCO urges you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

If I am a beneficial owner of PETCO shares, how do I vote?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization or agent rather than from PETCO. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

PETCO provides Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of directors (see Proposal One); and

•	FOR ratification of the appointment of KPMG LLP as the Company’s independent accountants for fiscal 2006 (see Proposal Two).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The two nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected to the Board to hold office until the 2009 Annual Meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Appointment of KPMG LLP. For the ratification of the appointment of KPMG LLP, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee who indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if such shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these “broker non-votes” will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock of PETCO you own as of April 27, 2006.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes (“broker non-votes” occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the annual meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the two nominees for director and “FOR” auditor ratification. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy card with a later date;

•	you may send a written notice that you are revoking your proxy to the Corporate Secretary of PETCO, addressed as follows: PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121, Attention: Darragh J. Davis, Corporate Secretary; or

•	you may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held in the name of a broker, bank or other nominee, you must follow instructions received from such broker, bank or nominee with this Proxy Statement in order to revoke your vote or to vote at the annual meeting.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in PETCO’s Quarterly Report on Form 10-Q for the quarter ending July 29, 2006.

Who is paying for this proxy solicitation?

PETCO will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, PETCO’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. PETCO has retained The Altman Group, a professional proxy solicitation firm, for assistance in connection with the solicitation of proxies for the annual meeting at a cost of approximately $6,500 plus reimbursement of certain out-of-pocket expenses. PETCO may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Proposals of stockholders intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2007 must be received by the Company no later than January 11, 2007 in order to be included in the Company’s Proxy Statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission (“SEC”) for such proposals in order to be included in the Proxy Statement. Under the Company’s Bylaws, a stockholder who wishes to make a proposal at the 2007 Annual Meeting without including the proposal in the Company’s Proxy Statement and form of proxy relating to that meeting must notify the Company no earlier than February 8, 2007 and no later than March 10, 2007 unless the date of the 2007 annual meeting of stockholders is more than 30 days before or more than 70 days after the one-year anniversary of the 2006 annual meeting (in which event the stockholder must notify the Company not earlier than 120 days prior to the date of the 2007 annual meeting and not later than the later of 90 days prior to the date of the 2007 annual meeting or 10 days following the first public announcement of the date of such meeting). If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power regarding any such proposal. Proposals should be submitted to the Corporate Secretary of PETCO, addressed as follows: PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121, Attention: Darragh J. Davis, Corporate Secretary. Additional requirements with respect to any such proposals are set forth in the Company’s Bylaws.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members. The Company’s certificate of incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office, and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, two nominees for director are to be elected as Class I directors, to hold office until the Annual Meeting of Stockholders in 2009 or until their successors have been duly elected and qualified unless they resign or are removed. The nominees are Brian K. Devine and John G. Danhakl. The three Class II and four Class III directors have one year and two years, respectively, remaining on their terms of office. If no contrary indication is made, proxies are to be voted for each of Messrs. Devine and Danhakl or, in the event any one of them is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. Each of Messrs. Devine and Danhakl is a member of the present Board of Directors.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” each of the nominees listed below. A plurality of the votes cast by the holders of shares of common stock present in person or by proxy and entitled to vote at the meeting is necessary to elect the nominees to the Board of Directors. Unless otherwise instructed, proxies will be voted “FOR” each of the nominees listed below.

Information Regarding Directors

Set forth below is certain information concerning the nominees to the Board of Directors, as well as those directors whose terms of office are continuing after the meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Term Expiring at the

2006 Annual Meeting of Stockholders

Name	Age	Position Held With the Company
Brian K. Devine	64	Chairman of the Board
John G. Danhakl	50	Director

Brian K. Devine, Chairman of the Board, joined PETCO in August 1990. He served as President and Chief Executive Officer until March 2004 and has served as Chairman of the Board since January 1994. Prior to joining the Company, Mr. Devine was President of Krause’s Sofa Factory, a furniture retailer and manufacturer, from 1988 to 1989. From 1970 to 1988, Mr. Devine was employed by Toys “R” Us, a retailer of children’s toys, in various positions, including Senior Vice President, Director of Stores, and Senior Vice President, Growth, Development and Operations. From 1963 until 1970, Mr. Devine was Statistical Advisor for Planning for the U.S. Department of Health, Education and Welfare. Mr. Devine graduated from Georgetown University in 1963 with a B.A. degree in economics and currently serves as a board member of Wild Oats Markets, Inc., a publicly held retailer and distributor of natural foods, the Retail Industry Leaders Association, the National Retail Federation, Students in Free Enterprise, Georgetown University Board of Regents, Georgetown University College Board of Advisors, San Diego International Sports Council and the San Diego Padres.

John G. Danhakl has served as a director since October 2000. Mr. Danhakl has served as a partner at Leonard Green & Partners, L.P. since 1995. Prior to becoming a partner at Leonard Green & Partners,

Mr. Danhakl was a Managing Director at Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, and had been with DLJ since 1990. Prior to joining DLJ, Mr. Danhakl was a Vice President at Drexel Burnham Lambert from 1985 to 1990. Mr. Danhakl presently serves on the Boards of Directors of Arden Group, Inc., Horseshows in the Sun (HITS), Leslie’s Poolmart, Inc., The Neiman Marcus Group, Inc., Rite Aid Corporation and The Tire Rack, Inc. Mr. Danhakl is a 1980 graduate of the University of California at Berkeley. He received his M.B.A. in 1985 from the Harvard Business School.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the

2007 Annual Meeting of Stockholders

Name	Age	Position Held With the Company
James M. Myers	48	Chief Executive Officer
David T. Ching	53	Director
Charles W. Duddles	66	Director

James M. Myers, Chief Executive Officer and a director, joined PETCO in May 1990. Mr. Myers was named Chief Executive Officer in March 2004. From 1998 to 2004, Mr. Myers served as Executive Vice President and Chief Financial Officer of PETCO. From 1996 to 1998, Mr. Myers served as Senior Vice President, Finance and before that as Vice President, Finance and as Vice President and Controller of PETCO. From 1980 to 1990, Mr. Myers held various positions at the accounting firm of KPMG LLP, including Senior Audit Manager. Mr. Myers has served as a director since October 2000. Mr. Myers earned a CPA and received an accounting degree from John Carroll University.

David T. Ching has served as a director since November 2005. Mr. Ching currently serves as Senior Vice President and Chief Information Officer for Safeway Inc. Prior to joining Safeway in 1994, Mr. Ching was General Manager-North America for British American Consulting Group, a software/consulting firm focusing on the distribution and retail industry. From 1979 to 1993, Mr. Ching was with Lucky Stores Inc., most recently as Senior Vice President of Information Systems. From 1975 to 1979, Mr. Ching held information technology management positions at Bell Canada and at Control Data Canada. Mr. Ching holds a master’s degree in management sciences from Stanford University, a master’s degree in computer sciences from the University of California, Berkeley, and a bachelor’s degree in electrical engineering from the University of Wisconsin, Madison.

Charles W. Duddles has served as a director since March 2002. Mr. Duddles served most recently as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Jack in the Box Inc., the operator and franchiser of the Jack in the Box restaurant chain, where he spent more than 21 years until his retirement in August 2001. Mr. Duddles was formerly a CPA and received an accounting degree from Ferris State University.

Term Expiring at the

2008 Annual Meeting of Stockholders

Name	Age	Position Held With the Company
David B. Appel	46	Director
Sandra N. Bane	53	Director
Julian C. Day	53	Director
Peter Maslen	54	Director

David B. Appel has served as a director since April 2004. Mr. Appel currently serves as Chairman of Orange Glo International, a privately-held marketer of cleaning and home care products. Mr. Appel joined Orange Glo in 1999 as Chief Operating Officer, and was named Chairman in 2001. Prior to Orange Glo International, Mr. Appel was a partner with Accenture (formerly Andersen Consulting), serving retail and consumer goods companies for 17 years in San Francisco, Paris and Tokyo. Mr. Appel earned both his B.A. and M.B.A. from the University of Chicago.

Sandra N. Bane has served as a director since April 2004. Ms. Bane is a retired audit partner from KPMG LLP, having served 24 years with the firm. While at KPMG LLP, Ms. Bane headed the Western Region’s Merchandising practice, helped establish the Employee Benefits audit specialist program and was partner-in-charge of the Western Region’s Human Resource department for two years. She is a member of the American Institute of Certified Public Accountants and the California Society of CPAs. Ms. Bane serves on the Board of Directors of Big 5 Sporting Goods, Inc. and TransAmerica Premier Funds. Ms. Bane graduated from California State University Long Beach in 1975 with a degree in accounting.

Julian C. Day has served as a director since November 2000. In March 2002, Mr. Day became the President and Chief Operating Officer of Kmart Corporation, and in January 2003, became Chief Executive Officer and a Director of Kmart. In October 2004, Mr. Day gave up his executive responsibilities at Kmart following the merger of Kmart and Sears and served as a Director of Sears Holdings Corporation until April 2006. From 1999 to 2000, Mr. Day was with Sears Roebuck, most recently as Executive Vice President and Chief Operating Officer. From 1992 to 1998, Mr. Day was with Safeway Inc., where he became Executive Vice President and Chief Financial Officer. Mr. Day is a graduate of Oxford University.

Peter Maslen has served as a director since October 2005. Mr. Maslen is CEO of The HansonMaslen Group, LLC, a private investment, development and consulting firm. From 1999 to 2003, Mr. Maslen served as President of Starbucks Coffee International. Prior to that, he was President of Tricon Restaurants Central Europe (now YUM! Brands, Inc.) and held executive leadership positions at PepsiCo and Mars, Inc. internationally. Mr. Maslen serves on the boards of Herbalife Ltd. and a number of privately held companies. He is currently chairman of the Global Business Advisory Board at the University of Washington Business School and a member of the Advisory Board of the Albers School of Business and Economics at Seattle University.

Corporate Governance

The Board believes the Company has observed sound corporate governance practices in the past. However, following enactment of the Sarbanes-Oxley Act of 2002 and the adoption of new rules and regulations by the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission, the Company, like many public companies, has addressed the changing governance environment by reviewing its policies and procedures and, where appropriate, adopting new practices. In connection with these corporate governance initiatives, the Board has formalized the Company’s principles of corporate governance by taking the following actions:

•	adopted a revised written charter for the Audit Committee;

•	reconstituted the Nominating Committee as a Nominating and Corporate Governance Committee and adopted a new written charter for such Committee;

•	adopted a written charter for the Compensation Committee;

•	adopted a Code of Ethics, which is subject to review on an annual basis, applicable to all of the Company’s employees, including the Company’s Chief Executive Officer, Chief Financial Officer and other senior financial officers;

•	enhanced the Company’s internal audit function;

•	in 2005, added Messrs. Maslen and Ching to the Board, each of whom is independent under the rules and regulations of the National Association of Securities Dealers and the Securities and Exchange Commission;

•	in 2005, adopted a CEO succession plan, subject to annual review, to assure continued operations and orderly transition in the event of incapacity;

•	in 2005, adopted policies prohibiting:

i)	any employee loans to exercise stock options; and

ii)	repricing of stock options.

•	in 2005, adopted policies:

i)	encouraging attendance by directors at accredited director education programs; and

ii)	requiring directors to offer their resignation in the event of a change in professional position;

•	seeking stockholder ratification each year of the Company’s selection of its independent auditors.

Copies of the Company’s Code of Ethics and Board Committee Charters are available on the Company’s website, and can be found under the Investor Relations and Governance links. The Company’s website is www.petco.com. Copies of these documents are also available in print, free of charge, by writing to Investor Relations, PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121. The Company may post amendments to or waivers of the provisions of the Code of Ethics, if any, on its website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Director Independence

The Board has determined that all of the directors other than Messrs. Devine and Myers, including all of the directors currently serving on the Audit, Compensation and Nominating and Corporate Governance Committees, are “independent” for purposes of the listing standards of the National Association of Securities Dealers, Inc., and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

Board Committees and Meetings

During the fiscal year ended January 28, 2006, the Board of Directors held nine meetings. No director attended fewer than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served. The Board of Directors has also established standing Audit, Compensation, and Nominating and Corporate Governance Committees.

Audit Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Ms. Bane and Mr. Duddles (Chairman), each of whom the Board has determined qualify as an “audit committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission. Effective May 12, 2006, Mr. Maslen will become a member of the Audit Committee. During fiscal 2005, the Audit Committee held 25 meetings. The Audit Committee is governed by a written charter approved by the Board of Directors, a current copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee is responsible for engaging the independent auditors to audit the Company’s financial statements, and for reviewing the scope of the audit effort. The Audit Committee oversees the Company’s internal audit function, and reports its recommendations as to the approval of the Company’s financial statements to the Board of Directors. In addition, the Audit Committee members meet periodically with management, the independent auditors and internal auditors to review matters relating to the Company’s financial statements, accounting principles and systems of internal accounting controls.

Compensation Committee. The Compensation Committee currently consists of Messrs. Appel, Day (Chairman) and Duddles. During fiscal 2005, the Compensation Committee held two meetings. The Compensation Committee is governed by a written charter approved by the Board of Directors. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and for administering the Company’s 2002 Incentive Award Plan and the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Ms. Bane and Mr. Day (Chairman). During fiscal 2005, the Nominating and Corporate Governance Committee held one meeting. The Committee is governed by a written charter approved by the Board of Directors. The Committee’s mandate is to: (1) identify qualified individuals for nomination to the Board of Directors, including the selection of nominees for election as directors at annual and special meetings of stockholders and the selection of candidates to fill vacancies on the Board of Directors; and (2) to assist and advise the Board of Directors on matters related to Board organization, committee structure, evaluation of the Board’s effectiveness, policies and practices relating to corporate governance, and succession planning for executive officers.

The Board of Directors has adopted a process for identifying and evaluating director nominees, including stockholder nominees. The Nominating and Corporate Governance Committee considers all qualified candidates identified by members of the Committee, by other members of the Board of Directors, by senior management and by stockholders. Stockholders who would like to propose a director candidate for consideration by the Committee may do so by submitting the candidate’s name, resume and biographical information to the attention of Darragh J. Davis, Corporate Secretary, PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, CA 92121. Any stockholder who desires to recommend a candidate for nomination to the Board who would be considered for election at the Company’s 2007 annual meeting is strongly encouraged to do so no later than the date stockholder proposals meeting the requirements of SEC Rule 14a-8 are due. The Company’s Bylaws include advance notice requirements with respect to the nomination of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at any stockholder meeting. See “General—Stockholder Proposals for 2007 Proxy Statement.” All proposals for nomination received by the Corporate Secretary will be presented to the Committee for its consideration.

The Committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria, which have been developed by the Committee and approved by the Board:

•	whether the candidate has exhibited behavior that indicates he or she is committed to the highest personal and professional ethical standards;

•	whether the candidate has had broad experience in corporate management, such as serving as an officer or formerly serving as an officer of a publicly held company that indicates that the candidate will be able to make a significant and immediate contribution to the Board’s discussion and decision-making in the array of complex issues facing a publicly traded company in today’s business environment;

•	whether the candidate has skills, expertise and background that add to and complement the range of skills, expertise and background of the existing directors;

•	whether the candidate has experience as a board member of other publicly held companies;

•	whether the candidate has academic expertise in an area of the Company’s operations; and

•	whether the candidate has practical and mature business judgment, including the ability to make independent analytical inquiries.

Application of these factors involves the exercise of judgment and cannot be measured in any purely quantitative way.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Committee will make recommendations regarding the potential director candidates to the Board.

The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors and/or members of senior management.

Executive Sessions. The independent members of the Board typically met in executive session at each of the regularly scheduled Board meetings.

Stockholder Communications with the Board of Directors

The Board has adopted a policy and procedure for receiving communications from stockholders of the Company. Any stockholder may send written correspondence to the Board, a committee of the Board or any individual director in his or her capacity as such. The correspondence should be sent to the attention of Darragh J. Davis, Corporate Secretary, PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, CA 92121, and should include the following information: the name, mailing address and telephone number of the stockholder sending the communication, the number of Company securities owned by the stockholder and, if the stockholder is not the record owner of the Company stock, the name of the record owner. The Corporate Secretary will forward correspondence to the Board, committee or individual director(s), as appropriate.

Compensation of Directors

Outside directors receive $7,500 for each Board meeting, $2,500 for each separately scheduled committee meeting and $1,500 for each telephonic meeting that they attend. The Chairman of the Audit Committee receives an annual retainer of $6,000. Outside directors also receive an initial grant of options to purchase 15,000 shares of common stock and an annual grant of options to purchase 3,000 shares of common stock under the Company’s 2002 Incentive Award Plan. Directors may also be reimbursed for the actual reasonable costs incurred in connection with attendance at Board or committee meetings.

Director Attendance at Annual Meetings

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, the Company encourages all of its directors to attend. Three directors attended the 2005 Annual Meeting of Stockholders.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

The Audit Committee has selected, and the Board of Directors has ratified the selection of, KPMG LLP (“KPMG”) to audit the financial statements of the Company for the current fiscal year ending February 3, 2007. Representatives of KPMG are expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of KPMG as the Company’s independent accountants. However, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain KPMG, although they will not be required to select different independent accountants for the Company. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Unless otherwise instructed, proxies will be voted “FOR” ratification of the selection of KPMG.

Independent Auditor Fees

Audit Fees. This category includes fees billed for the audit of the Company’s annual financial statements, audit of internal control over financial reporting, review of financial statements included in the Company’s Form 10-Q Quarterly Reports, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years. The aggregate audit fees billed by KPMG LLP for the 2005 and 2004 fiscal years were $1,287,000 and $1,963,000, respectively.

Audit-Related Fees. This category pertains to fees billed for the audit of the Company’s 401(k) plan. The aggregate audit-related fees billed by KPMG LLP for the 2005 and 2004 fiscal years were $36,000 and $30,000, respectively.

Tax Fees. This category primarily pertains to fees billed for advice on the timing of tax deductions and professional tax compliance services. The aggregate tax fees billed by KPMG LLP for the 2005 and 2004 fiscal years were $41,000 and $80,000, respectively.

All Other Fees. There were no other fees billed by KPMG LLP for any other services during the 2005 or 2004 fiscal years.

Audit Committee Policies and Procedures for Pre-Approval of Audit and Permissible Non-Audit Services. Except as permitted under the de minimus exception for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act and any rules of the Securities and Exchange Commission thereunder, the Audit Committee pre-approves the hiring or retention of the independent registered public accounting firm for any audit services, audit-related services or permitted non-audit services, and approves the fees to be paid to the independent registered public accounting firm and any other terms of the engagement of the independent registered public accounting firm. All of the audit-related fees and tax fees billed by KMPG LLP during the fiscal years ended January 28, 2006 and January 29, 2005 were pre-approved by the Audit Committee pursuant to this policy. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the required pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting.

Vote Required

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the Board’s selection of KPMG. The Board of Directors recommends voting “FOR” approval and ratification of such selection.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the shares of the Company’s common stock as of April 27, 2006 by (1) each of the Company’s named executive officers (as defined under “Executive Compensation and Other Information—Executive Compensation”); (2) each of the Company’s directors and nominees; (3) the Company’s current executive officers and directors as a group; and (4) each person known by the Company to beneficially own five percent or more of the Company’s outstanding common stock.

Beneficial ownership of shares is determined under the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person or entity identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them. The percentage of common stock beneficially owned is based on 57,989,503 shares outstanding as of April 27, 2006. In addition, shares of common stock subject to options currently exercisable or exercisable within 60 days of April 27, 2006 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Unless otherwise indicated, the address for each of the stockholders listed below is c/o PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121.

	Beneficial Ownership
Name	Number of Shares		Percent of Total
Named Executive Officers
Brian K. Devine	1,780,234	(1)	3.1%
James M. Myers	432,000	(2)	*
Bruce C. Hall	424,000	(3)	*
Rodney Carter	50,000	(4)	*
Keith G. Martin	209,000	(5)	*

Directors and Nominees
David B. Appel	23,000	(6)	*
Sandra N. Bane	21,000	(4)	*
David T. Ching	15,000	(4)	*
John G. Danhakl	1,836,608	(7)	3.2
Julian C. Day	16,184	(8)	*
Charles W. Duddles	26,000	(9)	*
Peter Maslen	15,700	(10)	*

All current executive officers and directors as a group (17 persons)	5,409,673	(11)	9.2

Five Percent Beneficial Owners
Barclays Global Investors, NA and affiliates	3,817,069	(12)	6.6
Columbia Wanger Asset Management, L.P. and affiliate	3,345,100	(13)	5.8
Goldman Sachs Asset Management, L.P.	5,613,706	(14)	9.7
T. Rowe Price Associates, Inc.	3,247,850	(15)	5.6

*	Less than one percent.
(1)	Includes 1,480,800 shares held by Devine Investments, LLC and 70 shares held in an IRA, for which Mr. Devine has sole voting and disposition authority, and 159,364 shares held by the Devine Family Trust U/A/D 2/1/02, for which Mr. Devine and his wife share voting and disposition authority. Also includes 20,000 shares held by each of Mr. Devine’s children, Brooke K. Devine and Brian K. Devine, Jr., for which Mr. Devine disclaims beneficial ownership, and 100,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.

(2)	Represents 382,000 shares held by the Myers Family Trust U/A/D 6/21/02, for which Mr. Myers and his wife share voting and disposition authority, and 50,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(3)	Represents 374,000 shares held by the Hall Family Trust DTD 7/21/03, for which Mr. Hall and his wife share voting and disposition authority, and 50,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(4)	Represents shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(5)	Represents 7,000 shares held by the Martin Living Trust DTD 1/2/02, for which Mr. Martin and his wife share voting and disposition authority, and 202,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(6)	Represents 2,000 shares held by the Appel Family Living Trust, and 21,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(7)	Includes 1,818,608 shares held by Green Equity Investors IV, LP, for which Mr. Danhakl directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to be the indirect beneficial owner of. Mr. Danhakl disclaims beneficial ownership of the shares held by Green Equity Investors IV, LP, except to the extent of his pecuniary interest therein. Also includes 18,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(8)	Represents 4,184 shares of common stock held directly, and 12,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(9)	Includes 24,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(10)	Includes 15,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(11)	Includes 728,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 27, 2006.
(12)	Represents 2,777,945 shares of common stock beneficially owned by Barclays Global Investors, NA, of which it has sole voting power over 2,505,237 shares and sold investment power over 2,777,945 shares; 639,965 shares of common stock beneficially owned by Barclays Global Fund Advisors, of which it has sole voting and investment power over such shares; and 399,159 shares of common stock beneficially owned by Barclays Global Investors, Ltd., of which it has sole voting power over 381,165 shares and sole investment power over 399,159 shares. This information is based solely upon information contained in a Schedule 13G filed with the SEC on January 26, 2006. The address for Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105, and the address for Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, EC3N 4HH.
(13)	These shares are beneficially owned by both Columbia Wanger Asset Management, L.P. (“WAM”) and WAM Acquisition GP, Inc., the general partner of WAM (“WAM GP”). WAM has sole voting and investment power over such shares, and WAM GP has shared voting and investment power over such shares. This information is based solely upon information contained in a Schedule 13G filed with the SEC on February 15, 2006. The address for WAM and WAM GP is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.
(14)	This information is based solely upon information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 7, 2006 and the original Schedule 13G filed February 7, 2005. The address for Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, New York 10005.
(15)	T. Rowe Price and Associates, Inc. has sole voting power over 654,100 shares and sole investment power over 3,247,850 shares. This information is based solely upon information contained in a Schedule 13G filed with the SEC on February 14, 2006. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Set forth below is certain information concerning the Company’s executive officers.

Name	Age	Present Position
Brian K. Devine	64	Chairman of the Board
James M. Myers	48	Chief Executive Officer and Director
Bruce C. Hall	61	President and Chief Operating Officer
David Bolen	54	Executive Vice President and Chief Merchandising Officer
Rodney Carter	48	Senior Vice President and Chief Financial Officer
Frederick W. Major	44	Senior Vice President, Information Systems
Keith G. Martin	53	Senior Vice President, Operations
Janet D. Mitchell	50	Senior Vice President, Human Resources and Administration
Razia Richter	42	Senior Vice President, Supply Chain
William M. Woodard	57	Senior Vice President, Business Development

For information on Messrs. Devine and Myers, see “Proposal 1—Election of Directors—Information Regarding Directors.”

Bruce C. Hall, President and Chief Operating Officer, joined PETCO in April 1997. Mr. Hall was named President in March 2004 and has been serving as Chief Operating Officer since March 2001. Mr. Hall spent 34 years from 1963 to 1997 with Toys “R” Us, a retailer of children’s toys, where he progressively advanced from field operations through a number of positions, including Senior Vice President of Operations.

David E. Bolen, Executive Vice President and Chief Merchandising Officer, joined PETCO in January of 2006. From 2001 to 2006, Mr. Bolen was Executive Vice President for Merchandising, Marketing and Supply Chain at Jo-Ann Stores, Inc. From 1997 to 2000, Mr. Bolen was Executive Vice President of Operations for Jo-Ann Stores. From 1994 to 1996, Mr. Bolen was Executive Vice-President, Operations at Michael’s Stores, Inc. From 1988 to 1994, Mr. Bolen held various senior executive positions with Leeward’s Creative Crafts where he was ultimately named Chief Operating Officer. From 1968 to 1985, Mr. Bolen held various operations, merchandising and store leadership positions with a number of retailers. Mr. Bolen has over 35 years of retail and specialty retail experience.

Rodney Carter, Senior Vice President and Chief Financial Officer, joined PETCO in March 2004. From 2000 to 2003, Mr. Carter was Executive Vice President and Chief Financial Officer of CEC Entertainment, Inc. He spent 12 years with J.C. Penney Company, Inc. from 1988 to 2000, where he progressively advanced through a number of positions including CFO of JCPenney Credit and CFO of JCPenney Direct Marketing Services, Inc. Prior to J.C. Penney, Mr. Carter was in corporate banking for five years. Mr. Carter has a bachelor’s degree from Texas Tech University, an M.B.A. from Southern Methodist University, and a Masters in International Management from Thunderbird, The Garvin School of International Management.

Frederick W. Major, Senior Vice President, Information Systems, joined PETCO in April 1988 and became Senior Vice President, Information Systems in March 2002. Mr. Major initially served as Management Information Systems Manager and then as Director of Information Systems and most recently as Vice President of Information Systems. From 1983 to 1988, Mr. Major was a Systems Analyst at General Dynamics Corporation. Mr. Major graduated from National University with a degree in computer science.

Keith G. Martin, Senior Vice President, Operations, joined PETCO in July 2001. From 1999 to 2001, Mr. Martin was President of Country Stores for Gateway, Inc. From 1994 to 1999, Mr. Martin was with Office

Depot, Inc., where he held various management positions and was ultimately named Senior Vice President, Stores. From 1974 to 1994, Mr. Martin held various management positions with a number of retailers. Mr. Martin has over 25 years of retail experience. Mr. Martin received a bachelor’s degree from State University of New York.

Janet D. Mitchell, Senior Vice President, Human Resources and Administration, joined PETCO in February 1989. From 1989 to 1998, Ms. Mitchell served as Vice President, Human Resources. From 1981 to 1989, Ms. Mitchell held various management positions in human resources with the Southland Corporation’s 7-Eleven stores. From 1978 to 1981, Ms. Mitchell held various positions with the El Torito Restaurant chain. Ms. Mitchell holds a B.A. degree from San Diego State University.

Razia Richter, Senior Vice President, Supply Chain, joined PETCO in 1991 and became Senior Vice President, Supply Chain in March 2004. Ms. Richter was most recently Vice President of Southwest Store Operations. Prior to that Ms. Richter held various positions in the Company including Vice President, Inventory Management and Analytical Services; Vice President, Business Development; and Controller. Prior to joining PETCO, Ms. Richter held various accounting positions at the accounting firm KPMG LLP. She earned her CPA, and has an accounting degree from San Diego State University and an M.B.A. from the University of San Diego.

William M. Woodard, Senior Vice President, Business Development, joined PETCO in January 1991. From 1991 to 1999, Mr. Woodard served as Senior Vice President, Store Operations. From 1987 to 1990, Mr. Woodard was Vice President, Director of Marketing at J. M. Jones, Inc., a wholesale division of SuperValu Stores, Inc. From 1970 to 1987, Mr. Woodard was employed by Safeway Stores, Inc., a grocery retailer, in a number of positions including Retail Operations Manager and Marketing Operations Manager. Mr. Woodard holds an administrative management degree from North Texas State University and an M.B.A. in marketing from the University of Southern California.

Executive Compensation

The following table sets forth information with respect to compensation awarded to, earned by or paid to each person who served as the Company’s Chief Executive Officer or was one of the Company’s four other most highly compensated executive officers during the fiscal year ended January 28, 2006. These officers are referred to as the named executive officers. Unless otherwise noted, perquisites and other personal benefits paid to the named executed officers are less than the minimum reporting threshold of $50,000 or 10% of the total annual salary plus bonus for the named executive officer, and such amounts paid, if any, are represented in the table by “—.”

Summary Compensation Table

							Long-term Compensation Awards
	Fiscal Year	Fiscal Year Compensation		Other Annual Compensation			Number of Securities Underlying Options	All Other Compensation
Name and Principal Position(s)		Salary	Bonus
Brian K. Devine Chairman of the Board	2005 2004 2003	$855,000 855,000 730,000	$0 1,102,917 1,038,790	$	— 71,659 65,514	(1) (2)	100,000 100,000 100,000	$54,152 54,077 48,832	(3)

James M. Myers Chief Executive Officer	2005 2004 2003	$625,000 500,000 365,000	$0 644,981 415,516	$	— 51,660 —	(2)	100,000 100,000 50,000	$24,808 24,517 21,123	(3)

Bruce C. Hall President and Chief Operating Officer	2005 2004 2003	$525,000 500,000 400,000	$0 580,483 455,360	$	— 53,767 73,019	(1) (2)	75,000 75,000 50,000	$31,509 31,391 26,102	(3)

Rodney Carter (4) Senior Vice President and Chief Financial Officer	2005 2004 2003	$300,000 230,769 —	$60,000 161,245 —		$37,562 — —	(5)	35,000 75,000 —	$3,891 1,018 —	(3)

Keith G. Martin Senior Vice President, Operations	2005 2004 2003	$350,000 335,000 320,000	$0 216,068 227,680	$	— — —		25,000 25,000 25,000	$17,184 17,325 9,291	(3)

(1)	Includes (A) $19,060, representing the Company’s reimbursement of tax consulting services for each of Messrs. Devine, Myers and Hall, (B) $15,828, $20,800 and $17,525, representing other perquisite compensation amounts, including reimbursement of medical costs, financial counseling, membership dues and fees, and the gross-up of taxes associated with certain amounts, for Messrs. Devine, Myers and Hall, respectively, (C) $13,508, $11,800 and $17,182, representing the Company’s reimbursement of automobile expenses for Messrs. Devine, Myers and Hall, respectively, and (D) $23,263 representing compensation for personal aircraft travel provided to Mr. Devine.
(2)	Includes (A) $19,293 representing the Company’s reimbursement of tax consulting services for each of Messrs. Devine and Hall, and (B) $46,221 and $53,726, representing other perquisite compensation amounts, including reimbursement of automobile expenses, medical costs, financial counseling, membership dues and fees, and the gross-up of taxes associated with certain amounts, for Messrs. Devine and Hall, respectively.
(3)	Includes (A) $43,478, $19,732, $20,792 and $11,829, representing the Company’s allocation to deferred compensation plans for Messrs. Devine, Myers, Hall and Martin, respectively, (B) $7,524, $1,710, $7,524, $1,641 and $2,622, representing the Company’s payment of premiums on term life insurance for Messrs. Devine, Myers, Hall, Carter and Martin, respectively, and (C) $3,150, $3,366, $3,193, $2,250 and $2,733, representing the Company’s allocation to defined contribution plans for Messrs. Devine, Myers, Hall, Carter and Martin, respectively.
(4)	Mr. Carter joined the Company in March 2004.

(5)	Includes (A) $9,867, representing the Company’s reimbursement of tax consulting services for Mr. Carter, (B) $14,786 representing other perquisite compensation amounts, including reimbursement of medical costs, financial counseling, membership dues and fees, and the gross-up of taxes associated with certain amounts, and (C) $12,909 representing the Company’s reimbursement of automobile expenses for Mr. Carter.

The following table sets forth certain information concerning grants of options made during the fiscal year ended January 28, 2006 by the Company to each of the named executive officers:

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (%)(2)	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
					5%	10%
Brian K. Devine	100,000	6.6	$35.53	03/10/2015	$2,234,463	$5,662,567
James M. Myers	100,000	6.6	35.53	03/10/2015	2,234,463	5,662,567
Bruce C. Hall	75,000	4.9	35.53	03/10/2015	1,675,847	4,246,925
Rodney Carter	35,000	2.3	35.53	03/10/2015	782,062	1,981,898
Keith G. Martin	25,000	1.6	35.53	03/10/2015	558,616	1,415,642

(1)	The options granted in fiscal 2005 to the officers listed above become exercisable as to all of the shares issuable upon exercise of such options on the third anniversary of the date of grant. All options listed above were granted at an exercise price equal to the fair market value of the Company’s common stock as determined by the Board of Directors on the date of grant.
(2)	In fiscal 2005, the Company granted options to employees to purchase an aggregate of 1,516,850 shares of common stock.
(3)	These columns show the hypothetical gains of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the full ten-year terms of the options. The 5% and 10% assumed rates are specified in the rules of the SEC and do not represent PETCO’s estimated or projected future prices of its common stock. The assumed annual rates of stock price appreciation of 5% and 10% would result in the price of PETCO’s common stock increasing to approximately $57.87 and $92.16, respectively, over the ten-year term of the options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth, for each of the named executive officers, information regarding the exercise of stock options to purchase shares of the Company’s common stock during the fiscal year ended January 28, 2006, the number of shares of common stock underlying stock options held at fiscal year end and the value of options held at fiscal year end.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian K. Devine	—	—	—	300,000	—	$573,100
James M. Myers	—	—	—	250,000	—	286,500
Bruce C. Hall	—	—	—	200,000	—	286,550
Rodney Carter	—	—	25,000	85,000	—	—
Keith G. Martin	43,000	$1,244,565	185,000	75,000	$4,085,725	143,275

(1)	“Value Realized” is an estimated value and was calculated based on the closing price of the Company’s common stock on the NASDAQ National Market on the date of exercise (fair market value) minus the applicable per share exercise price.
(2)	The dollar values have been calculated by determining the difference between the fair market value of the shares underlying the options at January 28, 2006 and the exercise price of the options.

Equity Compensation Plan Information

The following table sets forth certain equity compensation plan information for PETCO as of January 28, 2006:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a	)
Equity compensation plans approved by security holders	3,997,750		$26.59	932,619	(1)
Equity compensation plans not approved by security holders	—		—	—

Total	3,997,750		$26.59	932,619

(1)	Includes shares of common stock reserved for issuance under the 1994 Stock Option and Restricted Stock Plan for Executives and Key Employees and the 2002 Incentive Award Plan of PETCO Animal Supplies, Inc. Except with regard to grants to non-employee directors, the aggregate share limit under the 2002 Incentive Award Plan is equal to the sum of (1) 1,115,006 shares of common stock, plus (2) on March 1 of each year during the term of the plan commencing on March 1, 2003, a number of shares of common stock equal to 2.0% of the total number of issued and outstanding shares of common stock outstanding as of the last day of the fiscal year immediately preceding such March 1. With respect to grants under the 2002 Incentive Award Plan to the Company’s non-employee directors, the aggregate share limit under the plan is equal to the sum of (1) 55,750 shares of common stock, plus (2) on March 1 of each year during the term of the plan commencing on March 1, 2003, a number of shares of common stock equal to 0.1% of the total number of issued and outstanding shares of common stock as of the last day of the fiscal year immediately preceding such March 1.

Compensation Plans

1994 Stock Option Plan. In 1994, the Company adopted and its stockholders approved the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of PETCO Animal Supplies, Inc, which is referred to as the 1994 Plan. The 1994 Plan provides for the granting of stock options, stock appreciation rights or restricted stock with respect to shares of common stock to executives and other key employees. Stock options are exercisable for up to ten years following the date of grant.

During fiscal 2000, in connection with the merger and recapitalization transaction, the Company adopted and its stockholders approved an amendment and restatement of the 1994 Plan. Pursuant to this amendment and restatement, the total number of shares available for issuance under the plan was reset at 2,620,992 shares. As of April 27, 2006, options to purchase 281,500 shares of common stock were outstanding under the 1994 Plan at a weighted average exercise price of approximately $1.06 per share. No further grants will be made from the 1994 Plan. Upon the completion of its initial public offering, the Company made all unvested options outstanding under the 1994 Plan fully exercisable.

2002 Incentive Award Plan. The Company’s Board of Directors and stockholders have adopted the 2002 Incentive Award Plan of PETCO Animal Supplies, Inc., which is referred to as the Incentive Plan. The principal purpose of the Incentive Plan is to attract, retain and motivate selected officers, employees, consultants and directors through the granting of stock-based compensation awards. The Incentive Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments, and other stock-related benefits. Except with regard to grants to non-employee directors, the aggregate share limit under the Incentive Plan is equal to the sum of (1) 1,115,006 shares of common stock, plus (2) on March 1 of each year during the term of the Incentive Plan commencing on March 1, 2003, a number of shares of common stock equal to 2.0% of the total number of issued and outstanding shares of common stock outstanding as of the last day of the fiscal year immediately preceding such March 1. With respect to grants under the Incentive Plan to the Company’s non-employee directors, the aggregate share limit under the Incentive Plan is equal to the sum of (1) 55,750 shares of common stock, plus (2) on March 1 of each year during the term of the Incentive Plan commencing on March 1, 2003, a number of shares of common stock equal to 0.1% of the total number of issued and outstanding shares of common stock as of the last day of the fiscal year immediately preceding such March 1. The maximum number of shares of common stock that may be issued as incentive stock options under the Incentive Plan will not exceed 10,000,000 shares. The maximum number of shares which may be subject to awards granted under the Incentive Plan to any individual in any calendar year cannot exceed 500,000. As of April 27, 2006, options and restricted stock units to purchase 4,398,393 shares of common stock were outstanding under the Incentive Plan at a weighted average exercise price of $27.56 per share, and 1,366,111 shares remained available for future grant under the Incentive Plan.

The Compensation Committee administers grants to employees and consultants. Each independent director who serves on the Committee that administers the Incentive Plan must also be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “outside director” under Section 162(m) of the Code. The full Board administers the Incentive Plan with respect to options granted to non-employee directors.

The Incentive Plan provides that the Committee has the authority to (1) select the employees and consultants to whom awards are to be made, (2) determine the number of shares to be issued to recipients of awards and the terms and conditions of the awards and (3) make all other determinations and to take all other actions necessary or advisable for the administration of the Incentive Plan with respect to employees or consultants.

The Incentive Plan also provides that at certain times the Company’s non-employee directors will automatically be granted options to purchase shares of the Company’s common stock. All options granted to non-employee directors will have an exercise price per share equal to the fair market value of a share of common stock as of the date of grant and all such options shall be fully exercisable as of the date of grant. Each individual who was a non-employee director at the time of the Company’s initial public offering in February 2002 was granted an option to purchase 15,000 shares of common stock at the time of the initial public offering and, provided he or she is serving on the Board of Directors as a non-employee director at the time, will be granted an option to purchase an additional 3,000 shares of common stock on each anniversary of the initial public offering during the term of the Incentive Plan. Non-employee directors who are initially elected or appointed to the Board of Directors following the Company’s initial public offering will be granted an option to purchase 15,000 shares of common stock on the date of such initial election or appointment and, provided he or she is serving on the Board of Directors as a non-employee director at the time, will be granted an option to purchase an additional 3,000 shares of common stock on each anniversary of the date of such initial election or appointment during the term of the Incentive Plan.

The Committee or, in the case of options issued to non-employee directors, the entire Board, is authorized to adopt, amend and rescind rules relating to the administration of the Incentive Plan, and to amend, suspend and terminate the Incentive Plan. The Company has attempted to structure the Incentive Plan in a manner such that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Section 162(m) of the Code.

401(k) Plan. The Company has a tax-qualified employee savings and retirement plan, or 401(k) plan, covering all of the Company’s eligible full-time employees. The Company adopted the 401(k) plan effective January 1992, and amended and restated the 401(k) plan effective January 1997. Pursuant to the 401(k) plan, participants may elect to contribute, through salary reductions, up to the greater of 20% of their annual compensation or the maximum annual contribution permitted under the Code. Effective April 1, 1998, the Company adopted a matching provision for 50% of the first 6% of compensation that is contributed by each participating employee. The 401(k) plan is designed to qualify under Section 401 of the Code, so that contributions by employees or by the Company to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of the investment options under the 401(k) plan.

Deferred Compensation Plan. The Company has established a non-qualified deferred compensation plan for executives. The deferred compensation plan allows employees to defer compensation up to certain specified levels. Under the deferred compensation plan, the Company matches specified percentages of the compensation that is contributed by each participating employee.

Flexible Benefit Plan. The Company maintains the Flexible Benefit Plan of PETCO Animal Supplies, Inc. which provides certain health and welfare benefits for the Company’s employees.

Bonus Plan. In March 2003, the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan was established as a performance-based incentive plan under which the Company’s executive officers are eligible to receive bonus payments. The bonus plan was approved by the Company’s stockholders in June 2003. The purpose of the bonus plan is to motivate and reward executives of the Company to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives. The Company believes that the bonuses payable by the Company under the bonus plan to its executive officers will be fully deductible for federal income tax purposes. Each of the Company’s executive officers who are subject to Section 16(a) of the Exchange Act are eligible to participate in the bonus plan. For fiscal 2005, based on the Company’s performance and a formula established by the Compensation Committee pursuant to the bonus plan, the named executive officers received the bonuses specified in the table under the caption “Executive Compensation and Other Information—Executive Compensation—Summary Compensation Table.” For fiscal 2006, the executive officers listed under the caption “Executive Compensation and Other Information—Executive Officers” above are eligible to receive bonus awards under the bonus plan. Pursuant to the bonus plan, the Compensation Committee has determined the performance targets for such executive officers for 2006 pursuant to the bonus plan and the specified levels of the performance target and the bonus award to be paid at each such specified level. Achievement of specified levels above the performance target will result in a bonus award to the executive officer in an amount equal to a pre-established fixed dollar amount or a fixed percentage of the executive officer’s annual base salary as in effect as of the last day of 2006, determined in the discretion of the Compensation Committee, up to a maximum bonus of $5,000,000.

Employment Agreements

The Company has employment agreements with Messrs. Devine, Myers and Hall.

Brian K. Devine. The Company has an employment agreement with Mr. Devine, the Chairman of the Company’s Board of Directors and the former President and Chief Executive Officer of the Company, for a term of three years. This term is continually extended until the Company gives Mr. Devine notice that it no longer wishes to extend the term. The employment agreement also provides for Mr. Devine to receive a minimum annual base salary subject to annual increase, and to participate in a bonus plan.

Mr. Devine’s employment agreement provides for customary employment benefits, including, among others, group life, medical, disability and other benefits provided to the Company’s executives. In 2004,

Mr. Devine received an amount of base salary in lieu of certain perquisite compensation to which he was entitled and has permanently waived the right to receive such perquisites. The employment agreement additionally entitles Mr. Devine to keep his office equipment and his company car for nominal consideration upon completion of his employment term.

Mr. Devine’s employment agreement may be terminated by him with or without good reason (as defined in the employment agreement), or by the Company with or without cause (as defined in the employment agreement), pursuant to customary termination provisions. Depending upon the circumstances of his termination, including termination following a change of control, Mr. Devine will be entitled to: (1) his base salary for a period of either 18 or 36 months; (2) an amount equal to either his highest bonus for a single fiscal year in the five fiscal years immediately preceding his termination or three times his average annual bonus for the three years immediately preceding his termination; (3) participate in the Company’s supplemental executive retirement program; (4) the immediate vesting of, or lapse of restrictions upon, all equity interests in the Company held by Mr. Devine at the time of termination; and (5) additional tax gross-up payments in the amount of any excise tax imposed upon Mr. Devine in connection with the foregoing.

In connection with Mr. Devine’s employment agreement, the Company entered into a consulting agreement and supplemental executive retirement program with Mr. Devine. Subject to certain exceptions, the consulting agreement allows the Company to obtain Mr. Devine’s services for up to ten hours per week for a period of ten years following the end of Mr. Devine’s full-time employment with the Company. Under the consulting agreement, the Company will pay Mr. Devine 25% of his final base salary immediately preceding his termination of full-time employment with the Company. Under the supplemental executive retirement program, the Company will pay Mr. Devine an additional 25% of his final base salary for the first ten years following the end of his employment with the Company and 50% of his final base salary for the next ten years or for the remainder of the 20-year period upon the earlier death or disability of Mr. Devine. All payments under the supplemental executive retirement program will be reduced by any other qualified retirement plan payments payable to Mr. Devine other than under his 401(k) plan.

James M. Myers. The Company has an employment agreement with Mr. Myers, the Company’s Chief Executive Officer, for a term of three years. This term is continually extended until the Company gives Mr. Myers notice that it no longer wishes to extend the term. The employment agreement also provides for Mr. Myers to receive a minimum annual base salary subject to annual increase, and to participate in a bonus plan. The provisions of Mr. Myers’ employment agreement are substantially the same as those of Mr. Devine outlined above except that Mr. Myers will not be entitled to participate in the Company’s supplemental executive retirement program upon termination.

Mr. Myers’ employment agreement includes customary termination provisions which are substantially the same as those of Mr. Devine outlined above, with the following exceptions. Depending upon the circumstances of his termination, including termination following a change of control, Mr. Myers will be entitled to his base salary for a period of either nine or 18 months, and an amount equal to either his highest bonus for a single fiscal year in the five fiscal years immediately preceding his termination or one-and-a-half times his average annual bonus for the three years immediately preceding his termination.

Bruce C. Hall. The Company has an employment agreement with Mr. Hall, the Company’s President and Chief Operating Officer, for a term of three years. This term is continually extended until the Company gives Mr. Hall notice that it no longer wishes to extend the term. The employment agreement also provides for Mr. Hall to receive a minimum annual base salary subject to annual increase, and to participate in a bonus plan. The provisions of Mr. Hall’s employment agreement are substantially the same as those of Mr. Devine outlined above with the exception that Mr. Hall will not be entitled to participate in the Company’s supplemental executive retirement program upon termination.

Mr. Hall’s employment agreement includes customary termination provisions which are substantially the same as those of Mr. Devine outlined above, with the following exceptions. Depending upon the circumstances of his termination, including termination following a change of control, Mr. Hall will be entitled to his base salary for a period of either nine or 18 months, and an amount equal to either his highest bonus for a single fiscal year in the five fiscal years immediately preceding his termination or one-and-a-half times his average annual bonus for the three years immediately preceding his termination.

Retention Agreements

The Company has retention agreements with each of its named executive officers, other than Messrs. Devine, Myers and Hall, which require the Company, among other things, to provide severance benefits to each officer upon termination of the officer’s employment by the Company without cause or by the officer for good reason if the termination is in connection with, or within one year after, the occurrence of a change of control of the Company. These benefits consist of (1) continuation of base salary and benefits for up to 12 months following termination of the officer, and (2) a lump-sum payment, payable upon termination, in an amount equal to the bonus that the officer would have received if the officer had been employed during the 12 months following termination. In addition, in the event of a change in control, all of the officer’s rights to exercise certain options held by the officer at the time of the change in control will vest and become immediately exercisable.

Compensation Committee Interlocks and Insider Participation

During the 2005 fiscal year, the Compensation Committee was composed of Messrs. Appel, Day and Duddles. None of the Company’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee. None of the members of the Company’s Compensation Committee at any time has been one of the Company’s officers or employees.

The following pages contain a report issued by the Compensation Committee relating to executive compensation, a report issued by the Audit Committee relating to its review of the accounting, auditing and financial reporting practices of the Company, and a chart titled “Stock Price Performance Graph.” Stockholders should be aware that under SEC rules, the Compensation Committee Report, the Audit Committee Report and the Stock Price Performance Graph are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

COMPENSATION COMMITTEE REPORT

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year ended January 28, 2006. The Committee consists of Messrs. Appel, Day (Chairman) and Duddles, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers, and for administering the Incentive Plan and the bonus plan. Executive officers who also are directors have not participated in deliberations or decisions involving their own compensation.

Compensation Policy and Philosophy

Under the supervision of the Committee, the Company’s compensation policy is designed to attract, motivate and retain qualified key executives critical to the Company’s growth. It is the objective of the Company to have a portion of each executive officer’s compensation dependent upon the Company’s performance as well as upon the executive officer’s individual performance. The Committee considers the total compensation of each executive officer in establishing each element of compensation. All incentive compensation plans are reviewed periodically to ensure they meet the current strategies and needs of the Company. The summary below describes in more detail the factors that the Committee considers in establishing the primary components of the compensation package provided to the executive officers.

Base Salary. Base salaries for executive officers are established on the basis of the individual’s qualifications and relevant experience, their contribution and performance, and the compensation levels of executive officers at similar companies, subject to the requirements of any employment agreement to which an executive officer is a party. Base salaries are generally set at or slightly above the median level for companies in the retail sector of similar size and shareholder value and are reviewed annually.

Annual Cash Bonuses. The Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of incentive pay to motivate and reward executive officers of the Company to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives. The annual incentive component of pay is at risk and tied to specific performance measures. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. An executive officer’s bonus may be above or below his or her target incentive opportunity, depending on the level of overall performance. An executive officer’s annual incentive pay may be determined in accordance with the bonus plan, as more fully described above, in which case the Committee that administers the bonus plan will determine the executive officer’s annual incentive pay in accordance with the bonus plan.

Performance objectives for fiscal 2005 were based primarily on financial results, thus establishing a direct link between executive pay and Company performance. In fiscal 2005, the Company’s performance did not meet the objectives set by the Committee, resulting in only limited increases in base salaries for certain executive officers and a cash incentive award to one executive officer.

Long-Term Incentives. The Company’s long-term incentives has traditionally been primarily in the form of stock option awards. In addition, the Company’s Incentive Plan provides for a number of other stock-based compensation awards, including stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, stock payments and other stock-related benefits. The objective of these awards is to align closely executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value, represent a significant portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility and the executive officer’s potential to make significant contributions to the Company. Long-term incentives granted in prior years are also taken into consideration. During fiscal 2005, stock options for 620,000 shares of common stock were granted to the Company’s executive officers.

Compensation for the Chief Executive Officer

The Committee believes that the total compensation of the Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers of the Company, as well as chief executive officers at comparable companies. Accordingly, each year the Committee reviews Mr. Myers’ compensation arrangement, his individual performance and contributions to the Company during the fiscal year under review, the Company’s performance, and the major accomplishments and reported base salary information for the chief executive officers at comparable companies. Based on these factors, and consistent with the terms of Mr. Myers’ employment agreement, in fiscal 2005 the Committee determined that Mr. Myers would receive a base salary of $625,000 and no cash incentive bonus. Additionally, Mr. Myers was granted 100,000 options during fiscal 2005 under the Incentive Plan.

Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally limits the tax deductions a public corporation may take for compensation paid to its named executive officers to $1 million per executive per year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy of requiring all compensation to be deductible.

COMPENSATION COMMITTEE

Julian C. Day, Chairman

David B. Appel

Charles W. Duddles

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The purpose of the Audit Committee, as more fully described in its charter, is the general oversight of the Company’s financial reporting, internal control, and internal and external audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP, the Company’s independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and the effectiveness of the Company’s internal control over financial reporting.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s independent auditor, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditors. The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006, including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and management’s assessment of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments and clarity of disclosures in the financial statements. In addition, the independent auditor’s presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. These matters included, but were not limited to discussions of all critical accounting policies and practices used, all material written communications between the independent auditor and management and the independent auditors’ evaluation of the Company’s internal control over financial reporting.

The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor that firm’s independence from the Company. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

Based on the Audit Committee’s reviews and discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Charles W. Duddles, Chairman

Sandra N. Bane

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s common stock since February 22, 2002 (the date on which the Company completed the initial public offering of its common stock) to the cumulative return over such period of the Standard & Poor’s (“S&P”) Specialty Stores Index and the S&P 500 Index. The graph assumes that $100 was invested in the Company’s common stock and in each of the comparative indices on February 22, 2002, and the reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	2/22/02	1/31/03	1/30/04	1/28/05	1/27/06
PETCO ANIMAL SUPPLIES, INC.	$100.00	$105.05	$158.25	$187.15	$113.45
S & P 500	100.00	76.98	103.60	110.05	121.47
S & P SPECIALTY STORES	100.00	85.34	116.36	126.87	157.82

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

The Company is a party to an amended and restated stockholders agreement with certain stockholders and certain directors and executive officers of the Company, including Messrs. Devine, Hall, Myers, Mitchell and Woodward. Some of the parties to the amended and restated stockholders agreement, including certain directors and executive officers of the Company, may demand that the Company file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering some or all of the stockholder’s registrable securities. In addition, if the Company proposes to register any of its equity securities under the Securities Act, other than in connection with a demand registration or other excluded registration, these stockholders may require the Company to include all or a portion of their registrable securities in the registration and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities. In general, the Company will bear all fees, costs and expenses of registrations, other than underwriting discounts and commissions.

Employment Agreements and Retention Agreements

See the above discussion under “Executive Compensation and Other Information—Employment Agreements and—Retention Agreements” for a discussion of the employment agreements with Messrs. Devine, Myers and Hall and the retention agreements with the Company’s executive officers other than Messrs. Devine, Myers and Hall.

On January 23, 2006, the Company entered into an at-will employment agreement with David Bolen, the Company’s newly-appointed Executive Vice President and Chief Merchandising Officer. The employment agreement provides that Mr. Bolen will receive an annual base salary of $500,000, subject to annual adjustment, and he will be eligible for a targeted annual performance bonus for his first year of $400,000.

In addition, the employment agreement provides that Mr. Bolen will receive an option to purchase 150,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s Incentive Award Plan, with an exercise price based on the closing market price of the common stock on the day before his employment commences. The option will vest over a two-year period, with one-half of the option shares becoming vested upon completion of 12 months of service and the remaining one-half vesting upon completion of 24 months of service. Mr. Bolen will also be eligible to participate in the Company’s customary executive benefit package.

In the event the Company terminates Mr. Bolen’s employment other than for cause, or he resigns for good reason, and providing that he executes a waiver and release of claims, he is entitled to receive a lump sum severance payment equal to 18 months of his then current base salary and the continuation of medical benefits for a period of 18 months. Upon a change of control, any unvested stock options will immediately vest, and in the event Mr. Bolen’s employment is terminated in certain instances involving a change of control, he is entitled to receive an annualized bonus payable at the time of termination.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. In addition, the Company’s directors and executive officers are indemnified under Delaware General Corporation Law and the Company’s Bylaws to the fullest extent permitted under Delaware Law.

LEGAL ACTIONS INVOLVING MANAGEMENT

On April 18, 2005, the Company and its Chief Executive Officer and Chief Financial Officer were named as defendants in a purported class action filed in United States District Court for the Southern District of California alleging violations of Sections 10 and 20 of the Securities Exchange Act of 1934. The named plaintiff purports to represent a class of purchasers of the Company’s stock during the period November 18, 2004 to April 14, 2005, and alleges that during such period the defendants misrepresented the Company’s financial position and that the plaintiff and the purported class of purchasers during that period were damaged by paying artificially and falsely inflated prices for the Company’s stock. The complaint seeks unspecified monetary damages. Over the next several weeks, three additional purported class actions were filed in the same court alleging essentially the same claims against the Company and its officers and adding the Company’s Chairman as a defendant. These cases were consolidated, and in October 2005 a consolidated complaint was filed extending the class period from August 18, 2004 to August 25, 2005, adding additional but similar causes of action, and naming additional defendants, including the Company’s President and Chief Operating Officer, several of Senior Vice Presidents, several former and current members of the Board of Directors, and two former stockholders. In January 2006, the defendants filed a motion to dismiss the consolidated complaint on the ground that it failed to state facts sufficient to state a claim under the securities laws. A hearing on the motion is now pending. The Company has tendered these matters to its insurance carriers.

Although there can be no assurance that unfavorable outcomes in the foregoing matters would not have a material adverse effect on the Company’s financial position or results of operations, management believes the claims are without merit, strong defenses exist, and management intends to vigorously defend against the actions. The Company has not recorded any accrual for contingent liability associated with the legal proceedings described above based on management’s belief that a liability, while possible, is not probable. Further, any possible range of loss cannot be estimated at this time.

On April 22, 2005, an alleged owner of the Company’s stock derivatively sued all of the Company’s directors and its Chief Executive Officer and Chief Financial Officer, purportedly on the Company’s behalf, alleging that such officers and directors engaged in breaches of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment and other violations of California law during the period November 18, 2004 to the present. The complaint, filed in Superior Court of the State of California for the County of San Diego, seeks to recover on the Company’s behalf alleged unspecified damages sustained by us as a result of such alleged actions, treble damages, disgorgement of profits from the sale of the Company’s securities and benefits and compensation obtained by the individual defendants, and extraordinary equitable and/or injunctive relief as permitted by law. Also on April 22, 2005, another shareholder derivative action was filed in Superior Court of the State of California for the County of San Diego on behalf of another alleged owner of the Company’s stock against the same defendants and with substantially similar allegations to those described above. These actions have been consolidated. In August 2005, the defendants moved to dismiss the consolidated complaint on the ground that the stockholders had failed to make a demand on the Company’s Board and failed to adequately allege that a demand was excused. The Court granted the motion but gave plaintiffs leave to amend. The plaintiffs filed an amended complaint which defendants have again moved to dismiss. A hearing on the defendants’ motion is now pending. The Company has tendered these matters to its insurance carriers, and does not believe the outcome of these matters will have a material adverse impact on its consolidated financial position or results of operations in any future period.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 28, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for one report filed late by Mr. Day to report three gift transactions which occurred in October 2004, and which report also reported late one gift transaction which occurred in December 2003, and one report filed late by Mr. Appel to report one open market purchase transaction.

GENERAL

Stockholder Proposals for 2007 Proxy Statement

Proposals of stockholders intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2007 must be received by the Company no later than January 11, 2007 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. Under the Company’s Bylaws, a stockholder who wishes to make a proposal at the 2007 Annual Meeting without including the proposal in the Company’s proxy statement and form of proxy relating to that meeting must notify the Company no earlier than February 8, 2007 and no later than March 10, 2007 unless the date of the 2007 annual meeting of stockholders is more than 30 days before or more than 70 days after the one-year anniversary of the 2006 Annual Meeting (in which event the stockholder must notify the Company not earlier than 120 days prior to the date of the 2007 annual meeting and not later than the later of 90 days prior to the date of the 2007 annual meeting or 10 days following the first public announcement of the date of such meeting). If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power regarding any such proposal. Proposals should be submitted to the Corporate Secretary of PETCO, addressed as follows: PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121, Attention: Darragh J. Davis, Corporate Secretary. Additional requirements with respect to any such proposals are set forth in the Company’s Bylaws.

Fiscal Year 2005 Annual Report

The Company’s Annual Report to Stockholders for the fiscal year ended January 28, 2006 is being mailed to all stockholders of record with this Proxy Statement. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, previously filed with the Securities and Exchange Commission, is available without charge upon written request to: Investor Relations, PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121.

Householding of Proxy Material

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Proxy Statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to Investor Relations, PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121, or contact Investor Relations at (858) 453-7845. You may also send an email to Investor Relations at investorrelations@petco.com. If any stockholders in your household wish to receive a separate copy of this Proxy Statement or annual report, they may call or write to Investor Relations and the Company will provide such additional copies. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Darragh J. Davis

Corporate Secretary

May 11, 2006

Appendix A

AUDIT COMMITTEE CHARTER

of the Audit Committee

of PETCO Animal Supplies, Inc.

(As amended March 14, 2006)

This Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of PETCO Animal Supplies, Inc. (the “Company”) on March 10, 2004.

I. Audit Committee Purpose

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process, systems of internal controls related to finance, accounting and legal compliance, and the Code of Ethics;

•	Monitor the independence and performance of the Company’s independent auditors;

•	Provide an avenue of communication among independent auditors, internal auditors, management and the Board.

The Audit Committee has direct access to the independent auditors, internal auditors and to any personnel within the Company it deems appropriate from time to time. The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee’s responsibility is limited to oversight. Although the Audit Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditors.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Audit Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Audit Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements, including the independence standards, of The NASDAQ Stock Market (“NASDAQ”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission. The Audit Committee shall be comprised of three or more independent, non-employee directors, each of whom shall be appointed by the Board and serve at the discretion of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one Audit Committee member must be an “audit committee financial expert,” in accordance with the requirements of NASDAQ and the definition adopted by the SEC.

1. The Audit Committee shall meet at least once during each fiscal quarter, with authority to convene additional meetings as circumstances require.

2. The Audit Committee members shall appoint a chair of the Audit Committee (the “Chair”).

3. The Chair shall prepare and / or approve an agenda in advance of each meeting.

4. The Audit Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings should the Audit Committee, in its discretion, deem it desirable to do so.

5. The Audit Committee shall meet privately in executive session periodically with each of management, the independent auditors, internal auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

6. The Audit Committee may include in its meetings members of the Company’s financial management, other financial personnel employed or retained by the Company and any other persons whose presence the Audit Committee believes to be necessary or appropriate.

7. The Audit Committee will make itself available to the independent auditors as required, to discuss any significant findings based upon the auditors’ quarterly review procedures. The Audit Committee will expect the independent auditors to communicate to the Chair in the event of the need for such a meeting.

8. Committee members may not serve on more than two other public company audit committees unless the Board determines in advance that the ability of the director to serve effectively on the Company’s Audit Committee would not be impaired. If the Board determines that a director can serve effectively on more than two other public company audit committees, the Board will disclose a specific explanation of its determination in the annual proxy statement.

III. Audit Committee Responsibilities and Duties

Review Procedures:

1. The Audit Committee shall review and reassess the adequacy of this Charter at least annually, submit any recommended changes to the Board for its consideration and have the Charter published in accordance with SEC regulations.

2. The Audit Committee shall review and discuss with management the Company’s annual audited financial statements and Form 10-K prior to filing. Based on such review and discussion, and based on the disclosures received from and discussions with the independent auditors regarding their independence and other matters required by this Charter to be discussed with the independent auditors, the Audit Committee shall determine whether to recommend to the Board that the audited financial statements be included in the Form 10-K for the fiscal year subject to the audit.

3. Periodically, the Audit Committee shall consider the integrity of the Company’s financial reporting processes and controls.

4. The Audit Committee shall review and consider significant findings prepared by the independent auditors together with management’s responses.

5. The Audit Committee shall review with management and the independent auditors any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each Form 10-Q.

6. If communicated by the independent auditors, the Audit Committee shall discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards No. 61.

Independent Auditors:

7. The independent auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors where circumstances warrant. The Audit Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of any disagreements between Company management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditors shall report directly to the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report.

8. The Audit Committee shall receive from the independent auditors, at least annually, a written statement delineating all relationships between the independent auditors and the Company, consistent with the Independence Standards Board Standard 1. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that, in the view of the Audit Committee, may impact the objectivity and independence of the independent auditors and will recommend that the Board take any appropriate action in response to the independent auditors’ report to satisfy itself of the independence of the independent auditors.

9. Except as permitted under the de minimus exception for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act and any rules of the SEC thereunder, the Audit Committee shall pre-approve the hiring or retention of the independent auditors for any audit related services (including comfort letters and statutory audits) or permitted non-audit services and shall pre-approve the fees and other significant compensation to be paid to the independent auditors and any other terms of the engagement of the independent auditors. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the required pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. In addition, the Audit Committee may establish pre-approval mechanisms as it deems appropriate, with subsequent full ratification by the Audit Committee.

10. The Audit Committee shall review the independent auditors’ audit plan annually, including their plan for quarterly reviews; such plan may include scope, staffing, locations, reliance upon management, general audit approach and proposed fees and will be presented for review by the independent auditors at a time specified by the Audit Committee.

11. The Audit Committee shall confirm with the independent auditors that the independent auditors are in compliance with the partner rotation requirements established by the SEC.

12. Prior to the release of year-end earnings, the Audit Committee will discuss the results of the audit with the independent auditors and any required communications to be made to the Audit Committee as determined by the independent auditors.

13. The Audit Committee shall, if applicable, consider whether the independent auditors’ provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditors.

14. The Audit Committee shall discuss with the independent auditors the report that such auditors are required to make to the Audit Committee regarding: (A) all accounting policies and practices to be used that the independent auditors identify as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditors, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (C) all other material written communications between the independent auditors and management of the Company, if any.

Internal Audit Services:

15. The Audit Committee shall review at least annually with management and the Chief Audit Executive (CAE) the Internal Audit Services Charter and the plans, activities, staffing and organizational structure of the internal audit function.

16. The Audit Committee will approve the appointment or termination of the CAE, ratify the annual budget for the CAE function and ratify CAE performance and compensation on an annual basis.

17. Management shall furnish to the Audit Committee a copy of each significant audit report prepared by the CAE and any responses from management.

18. The Audit Committee shall, at its discretion, meet with the CAE to discuss any reports prepared by the CAE or any other matters brought to their attention by the CAE.

19. The CAE shall have unfettered access to the Audit Committee.

Other:

20. On at least an annual basis, review with management any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries, if any, received from regulators or government agencies.

21. The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

22. Provide the report required by Item 306 of Regulation S-K of the SEC.

23. The Audit Committee shall be primarily responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, each in accordance with Section 10A(m)(4) of the Exchange Act and the SEC rules and regulations promulgated thereunder.

24. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

25. Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

0

PETCO ANIMAL SUPPLIES, INC.

9125 REHCO ROAD

SAN DIEGO, CALIFORNIA 92121

ANNUAL MEETING OF STOCKHOLDERS

PETCO ANIMAL SUPPLIES, INC.

JUNE 8, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints James M. Myers and Darragh J. Davis, and each or either of them, as proxy holders with power to appoint his or her substitute and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of PETCO Animal Supplies, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 8, 2006 at 10:00 a.m. local time or any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders dated May 11, 2006 and the attached proxy statement, copies of which have been received by the undersigned, and in their discretion upon any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The proxy holders are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by the proxy will be voted FOR all nominees listed and FOR Proposal 2. If any of the named nominees becomes unavailable prior to the annual meeting, the proxy will be voted for any substitute nominee or nominees designated by the board of directors.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF PETCO ANIMAL SUPPLIES, INC.

June 8, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

The	Board of Directors recommends a vote FOR all nominees listed.

1. Election of Directors - Election of two Class I Directors to serve for three years and until their successors are duly elected and qualified or until their earlier resignation or removal:

NOMINEES:

FOR	ALL NOMINEES Brian K. Devine

John G. Danhakl

WITHHOLD	AUTHORITY FOR ALL NOMINEES
FOR	ALL EXCEPT (See instructions below)

The Board of Directors recommends a vote FOR Proposal 2. FOR AGAINST ABSTAIN

2. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending February 3, 2007.

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature	of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF PETCO ANIMAL SUPPLIES, INC.

June 8, 2006

PROXY	VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

The	Board of Directors recommends a vote FOR all nominees listed.

1. Election of Directors - Election of two Class I Directors to serve for three years and until their successors are duly elected and qualified or until their earlier resignation or removal:

NOMINEES:

FOR	ALL NOMINEES Brian K. Devine

John G. Danhakl

WITHHOLD	AUTHORITY FOR ALL NOMINEES
FOR	ALL EXCEPT (See instructions below)

The Board of Directors recommends a vote FOR Proposal 2. FOR AGAINST ABSTAIN

2. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending February 3, 2007.

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature	of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.